UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2008

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry in Material Definitive Agreement

On May 7, 2008, Document Security Systems, Inc. (the “Registrant” or “DMC”) entered into a Credit Facility Note (the “Agreement”) with Taiko III Corp. (“Taiko”). The Agreement provides DMC with a $500,000 line of credit to fund the ongoing patent infringement and related lawsuits against the European Central Bank. Interest shall accrue on the unpaid principal amount at a 6% annual rate. The outstanding principal amount may be prepaid by DMC, in whole but not in part and including the full interest through the maturity of the loan, at its option so long as DMC provides Taiko with prior written notice of such prepayment. The term of the line of credit is 364 days. In addition, the loan can be repaid by DMC, at the discretion of Taiko if DMC had defaulted under the credit facility, by using DMC common stock at a discount to the market value at the time of the repayment.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.01 to this report and is incorporated herein by reference.

On May 8, 2008, the Registrant issued a press release regarding the Agreement, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 above, is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Credit Facility Note, dated May 7, 2008, between the Registrant and Taiko III Corp.

99.1	Press Release of the Registrant dated May 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: May 12, 2008	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Facility Note, dated May 7, 2008, between the Registrant and Taiko III Corp.
99.1	Press Release of the Registrant dated May 8, 2008.